                                                                    EXHIBIT 99.2

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of American General Hospitality, Inc.


We have audited the accompanying balance sheets of American General Hospitality, Inc. (the "Company") as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American General Hospitality, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.






Dallas, Texas
April 1, 1998

                      AMERICAN GENERAL HOSPITALITY, INC.
                                 BALANCE SHEETS
                           December 31, 1997 and 1996


ASSETS                                                                          1997                   1996
                                                                         ------------------     ---------------
Current  assets:

Cash and cash equivalents                                                $     1,900,176         $      455,058

Accounts and management fees receivable                                        1,756,317              1,731,204

Accounts receivable, affiliates                                                  167,621                103,574

Prepaid  expenses                                                                 36,010                 13,229
                                                                        ----------------      -----------------

               Total current assets                                            3,860,124              2,303,065

Investments in property and equipment, at cost:

    Furniture and equipment                                                    1,155,220                522,696

    Leasehold improvements                                                        88,049                  6,960
                                                                        ----------------      -----------------

                                                                               1,243,269                529,656

    Less accumulated depreciation                                                300,362                334,933
                                                                        ----------------      -----------------

               Net investments in property and equipment                         942,907                194,723
                                                                        ----------------      -----------------

Deposits                                                                          78,860                     50

Goodwill, net of accululated amortization of $2,250  and
    $2,000 as of December 31, 1997 and 1996, respectively                          7,750                  8,000

Other assets                                                                           -                  1,477
                                                                        ----------------      -----------------

                   Total assets                                            $   4,889,641         $    2,507,315
                                                                        ================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                           $      77,499         $      474,253
Accounts payable, affiliates                                                   1,275,000                 42,770
Accrued liabilities                                                            2,795,477              1,268,895
Deferred revenue                                                                  48,699                148,586
                                                                        ----------------      -----------------

        Total current liabilities                                              4,196,675              1,934,504
                                                                        ----------------      -----------------

Commitments and contingencies (Notes 3 and 5)


Stockholders' equity:
  Common stock, $.01 par value, 100,00 shares
   authorized, 600 shares issued
   and outstanding                                                                     6                      6
  Additional paid-in capital                                                     584,143                584,143
  Retained earnings                                                              108,817                (11,338)
                                                                        ----------------      -----------------
        Total stockholders' equity                                               692,966                572,811
                                                                        ----------------      -----------------

         Total liabilities and
         stockholders' equity                                              $   4,889,641         $    2,507,315
                                                                        ================      =================

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN GENERAL HOSPITALITY, INC.

                           STATEMENTS OF OPERATIONS

             for the years ended December 31, 1997, 1996 and 1995


                                                      1997            1996            1995
                                                 -----------     -----------      -----------

Revenues:

  Management and consulting fee revenue          $ 7,350,851     $ 9,818,069     $ 10,070,090
                                                 -----------     -----------      -----------

Operating expenses:

  Salaries and employee benefits                   3,705,366       4,253,358        4,498,855

  Professional fees                                  520,067         412,994          562,152

  Rent and related expense                           378,699         292,103          320,515

  Travel and entertainment                            69,328         114,110          397,740

  General and administrative expenses                130,863          82,429          227,081

  Office expenses                                    113,513         139,013          190,190

  Advertising and promotion                           29,127          36,813           50,135
                                                 -----------     -----------      -----------

                                                   4,946,963       5,330,810        6,246,668
                                                 -----------     -----------      -----------

Income before depreciation, amortization,
  consulting fees and other income (expense)       2,403,888       4,487,259        3,823,422
                                                 -----------     -----------      -----------

Consulting fees                                    2,227,077       3,979,446        4,056,477

Depreciation expense                                 123,927         101,891           93,974

Amortization expense                                     250             250              250
                                                 -----------     -----------      -----------

                                                   2,351,254       4,081,587        4,150,701
                                                 -----------     -----------      -----------

Income (loss) from operations                         52,634         405,672         (327,279)
                                                 -----------     -----------      -----------
Other income (expense):

  Interest income                                    134,931         187,750          135,600

  Other expense                                      (67,410)             --         (189,204)
                                                 -----------     -----------      -----------

                                                      67,521         187,750          (53,604)
                                                 -----------     -----------      -----------

  Net income (loss)                              $   120,155     $   593,422      $  (380,883)
                                                 ===========     ===========      ===========

The accompanying notes are an integral part of these financial statements.

                      AMERICAN GENERAL HOSPITALITY, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                Additional   Retained     Total
                                 Common Stock     Paid-In     Earnings  Stockholders'
                                 ------------
                               Shares    Amount    Capital   (Deficit)     Equity
                               ------    ------    -------   ---------   ---------

Balance, December 31, 1994        600     $ 6    $ 584,143   $(223,877)  $ 360,272

Net loss                                                      (380,883)   (380,883)
                               ------    ------  ---------   ---------   ---------

Balance, December 31, 1995        600       6      584,143    (604,760)    (20,611)

Net income                                                     593,422     593,422
                               ------    ------  ---------   ---------   ---------

Balance, December 31, 1996        600       6      584,143     (11,338)    572,811

Net income                                                     120,155     120,155
                               ------    ------  ---------   ---------   ---------

Balance, December 31, 1997        600     $ 6    $ 584,143   $ 108,817   $ 692,966
                               ======    ======  =========   =========   =========


  The accompanying notes are an integral part of these financial statements.

                      AMERICAN GENERAL HOSPITALITY, INC.
                           STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                1997          1996            1995
                                              --------      --------        --------
Cash flows from operating activities:
 Net income (loss)                            $120,155      $593,422       $(380,883)

 Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
 Amortization                                      250           250             250
 Depreciation                                  123,927       101,891          93,974
 Loss from disposition of assets                33,269            --          36,425
 Changes in assets and liabilities:
  Accounts and management fees receivable      (25,113)     (980,292)       (151,928)
  Accounts receivable - affiliates             (64,047)      (35,071)        231,687
  Prepaid expenses                             (22,781)        4,906          11,073
  Deposits                                     (78,810)         (20)          54,750
  Accounts payable                            (396,754)      152,191        (185,613)
  Accounts payable - affiliates              1,232,230           --         (245,691)
  Accrued liabilities                        1,526,582       272,663         449,100
  Deferred revenue                             (99,887)       89,169          59,417
                                             ---------      --------        --------

  Net cash provided by (used in) operating   2,349,021       199,109         (27,439)
  activities                                 ---------      --------        --------

Cash flows from investing activities:
 Proceeds from sale of investment                 1477            --              --
 Loan to affiliates                                 --            --         (25,000)

Proceeds from loans to affiliates                   -              -         282,218

Purchase of property and equipment           (916,746)       (87,076)       (167,160)

Proceeds from sale of furniture
 and equipment                                 11,366              -               -
                                          -----------     ----------        --------

   Net cash provided by (used in)
    investing activities                     (903,903)       (87,076)         90,058
                                          -----------     ----------        --------

Net increase in cash and equivalents        1,445,118        112,033          62,619

Cash and equivalents at beginning
 of year                                      455,058        343,025         280,406
                                          -----------     ----------        --------

Cash and equivalents at end of year       $ 1,900,176     $  455,058       $ 343,025
                                          ===========     ==========        ========

  The accompanying notes are an integral part of theses financial statements.

                      AMERICAN GENERAL HOSPITALITY, INC.
                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION:

   American General Hospitality, Inc. (the "Company"), a Texas corporation, was incorporated in November 1988 and provides hotel management and consulting services to hotels throughout the United States.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Cash and Cash Equivalents


   For the purposes of the statement of cash flows, the Company considers all certificates of deposit and debt instruments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

   Investments in Property and Equipment


   Property and equipment consist of furniture, equipment, computer equipment and leasehold improvements and are stated at cost. Depreciation is provided by using the straight-line method over estimated useful lives of five to seven years for furniture and equipment and three years for leasehold improvements. This is considered reasonable for financial reporting purposes and is not materially different from estimated useful lives.

   Maintenance and repairs are charged to operations as incurred; major renewals and improvements are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation accounts are removed from the accounts and the related gain or loss is included in operations.

   Goodwill


   Goodwill in the amount of $10,000 was recorded when the S
   Corporation was originally formed in 1988. The goodwill is being amortized using the straight line method over a 40 year period.

   Revenue Recognition

   Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

   Advertising Cost


   The Company participates in various advertising and marketing programs. All advertising costs are expensed in the period incurred.

   Concentrations of Risk

   The Company places cash deposits at a major bank. At December 31, 1997, bank account balances exceed Federal Deposit Insurance
   Corporation limits by approximately $2,330,000. Management believes credit risk related to these deposits is minimal.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income Taxes

   The Company, with the consent of its shareholders, elected to be treated as a small business corporation under Subchapter S of the Internal Revenue Code. In this status, the Company is not a taxable entity, and elements of income and expense flow through and are taxed to the shareholders on an individual basis; therefore, no provision or liability for income taxes is reflected in these financial statements. The Company's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the shareholder could be changed accordingly.


3. OPERATING LEASES:

   During 1997, the Company entered into a sublease agreement with Federal Home Loan Bank of Dallas to lease 18,668 square feet of office space. The agreement requires monthly rental payments of $28,780 and expires in September 2000. Federal Home Loan Bank of Dallas lease from Crescent Real Estate Funding II, L.P.

   The Company also has various equipment leases on office equipment expiring in future years.

Future minimum lease payments under these noncancelable lease agreements are as follows:

   Year Ended December 31,
                                             Amount
                                -------------------

          1998                    $         360,072
          1999                              360,072
          2000                              260,806
                                -------------------

                                  $         980,950
                                -------------------


4. EMPLOYEE BENEFIT PLANS:

   The Company sponsors a 401(k) retirement plan and provides discretionary matching contributions of 50% of eligible employees' contributions, up to 6% of employee compensation. During 1997, 1996 and 1995, the Company contributed $26,033, $63,933 and $53,365 to this plan, respectively.

   The Company has an employee stock ownership plan which covers all eligible employees meeting age and length of service requirements. Under the terms of this plan, contributions are at the discretion of the Board of Directors up to the maximum allowable for tax purposes. During 1997, 1996 and 1995, the Company contributed $71,625, $98,255 and $94,814 in cash to this plan, respectively. This approximated 3% of eligible employee compensation. No contributions of stock have been made to the plan to date.


5. CONTINGENCIES:

   The Company is a defendant in various litigation arising in the ordinary course of its business. No provision for liability related to this litigation has been recorded in the financial statements as the Company believes that no material uninsured loss will result.


6. CONCENTRATIONS OF CREDIT RISK:

   Most of the Company's business activity is with or on behalf of the hotels it manages across the United States, and substantially all of the Company's trade and management fee receivables are from these hotels. The Company employs all hotel employees for the properties and is reimbursed by the property owners. At December 31, 1997, there were approximately 7,500 employees.

7. RELATED PARTY TRANSACTIONS:

   Accounts receivable-affiliates represents amounts due from affiliates for property renovations, purchases, potential investments, shared expenses and other advances.

   Accounts payable-affiliates represents amounts due to affiliates for advances.

   During 1997, 1996 and 1995, the Company received fee revenue for management, consulting and accounting services provided in the amount of $866,969, $121,087 and $249,088, respectively, from entities affiliated with the Company through common ownership.

   In addition, the Company paid consulting fees of $2,227,077, $3,979,446 and $4,056,477 during 1997, 1996 and 1995, respectively, to an affiliated entity.


8. FAIR VALUE OF FINANCIAL INSTRUMENTS:


   Statements of Financial Accounting Standards No.107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Company reports the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities at cost, which approximates fair value due to the short maturity of these instruments.


9. SUBSEQUENT EVENTS (UNAUDITED):

   On March 15, 1998 American General Hospitality Corporation (the "REIT") and an affiliate and CapStar Hotel Company ("CapStar") entered into a definitive agreement (the "Merger Agreement") pursuant to which the parties agreed, subject to stockholder approval and other conditions and covenants, to merge as equals and form a "paper-clipped" REIT (the "Proposed Merger"). Accordingly, no assurance can be given that the

   Proposed Merger will be consummated. Pursuant to the Merger
   Agreement, CapStar will spin off (the "Spin-Off") in a taxable transaction, its hotel operations and management business to its current stockholders as a new C Corporation to be called MeriStar
   Hotels & Resorts, Inc. ("MeriStar Resorts"). CapStar will subsequently merge with and into the REIT, which will qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The REIT will be renamed MeriStar Hospitality Corporation after the Proposed Merger. In a separate transaction, which will close immediately after the closing of the Proposed Merger, MeriStar Resorts will acquire AGH Leasing (an affiliate) and the Company for $95 million, payable through the issuance of $11.2 million of units of limited partnership interests of a subsidiary owned by MeriStar Resorts and $83.8 million in cash, which is a condition to closing the Proposed Merger.

   The Merger Agreement defines the exchange ratios for both the REIT's and CapStar's stockholders. CapStar stockholders will receive one share each of MeriStar Hospitality Corporation and MeriStar Resorts for each CapStar share owned. The REIT's stockholders will receive
   0.8475 shares of MeriStar Hospitality Corporation for each share of common stock owned. Both exchange ratios are fixed, with no adjustment mechanism.

   The REIT expects the Proposed Merger to close in June 1998. The Proposed Merger will be submitted for approval at separate meetings of the stockholders of the REIT and Capstar. Prior to such stockholder meetings, the REIT will file a registration statement with the SEC registering under the Securities Act of 1933, as amended, the shares of MeriStar Hospitality Corporation.